EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 2-99538, 33-34386, 33-35357, 33-54094, 33-53325, 333-02239,
333-32255, 333-36889, 333-37339, 333-45099; Form S-3: Nos. 33-2232, 333-06319,
333-59165 and Form S-4: No. 333-68823) of Wachovia Corporation and in the related prospectuses of our report dated January 14, 1999, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                               Ernst & Young LLP

Winston-Salem, North Carolina
March 26, 1999